Exhibit 5

[Letterhead of Goodsill Anderson Quinn & Stifel A Limited Liability Law Partnership LLP]

March 28, 2012

Hawaiian Electric Industries, Inc.

900 Richards Street

Honolulu, Hawaii  96813

Re:                             Registration Statement on Form S-3
for HEI Dividend Reinvestment and Stock Purchase Plan

Ladies and Gentlemen:

Hawaiian Electric Industries, Inc., a Hawaii corporation (the “Company”), is filing a registration statement on Form S-3 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (together with the exhibits thereto, the “Registration Statement”), relating to the registration by the Company of an additional 5,500,000 shares of the Company’s Common Stock, without par value (the “Shares”), which number includes shares carried over from the previous registration statement registering shares under the Plan.  The Shares will be offered and sold in connection with the Company’s Dividend Reinvestment and Stock Purchase Plan, as amended and restated effective this date (the “Amended Plan”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:  (i) the Registration Statement; (ii) the Amended Plan; (ii) the Amended and Restated Articles of Incorporation and the Amended and Restated By-Laws of the Company, each as amended to the date hereof; (iv) the resolution of the Board of Directors of the Company adopted February 7, 2012, relating to adoption of the Amended Plan and the authorization to register and issue the Shares.  To the extent that we have deemed appropriate or necessary as a basis for the opinions set forth herein, we have also examined originals or copies, certified or otherwise identified to our satisfaction, of other records of the Company, agreements and other documents, including certificates of officers or other representatives of the Company and of public officials.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies.  We have also assumed that the registrar and transfer agent for the Common Stock will duly register each issuance of the Shares.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others, including public officials.

We are members of the Bar of the State of Hawaii and we do not hold ourselves out as experts on the laws of any other jurisdiction.  This opinion is limited in all respects to matters governed by the laws of the State of Hawaii and federal laws of the United States of America to the extent specifically referred to herein.  We express no opinion concerning compliance with the laws or regulations of any other jurisdiction or jurisdictions (including but not limited to the Blue Sky or other securities laws of such jurisdictions), or as to the validity, meaning or effect of any act or document under the laws of any other jurisdiction or jurisdictions.

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.                                      The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Hawaii.

2.                                      The Shares have been duly authorized for issuance and, when delivered and paid for as contemplated in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the references to our firm under the caption “Validity of Common Stock” in the Registration Statement.

Very truly yours,

/S/ GOODSILL ANDERSON QUINN & STIFEL
A LIMITED LIABILITY LAW PARTNERSHIP LLP